SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 12, 2005

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue
Fairview, Oregon 97024-9718
(Address of principal executive offices) (Zip Code)

(503) 669-6300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 12, 2005, the Board of Directors of Cascade Corporation, on the recommendation of the Compensation Committee of the Board of Directors, took the following actions regarding executive compensation:

•      The Board of Directors increased the annual salary of Joseph G. Pointer, Vice President-Finance, to $180,000, effective February1, 2005.

•      The Board of Directors approved incentive payments to the executive officers listed below based on results for the fiscal year ended January 31, 2005:

Executive Officer and Position	Fiscal 2005 Incentive Payment
Robert C. Warren, Jr., President and Chief Executive Officer	$600,000
Terry H. Cathey, Senior Vice President and Chief Operating Officer	$300,000
Richard S. Anderson, Senior Vice President and Chief Financial Officer	$300,000
Gregory S. Anderson, Senior Vice President- Human Resources	$165,000
Joseph G. Pointer, Vice President - Finance	$160,000
Michael E. Kern, Vice President-Marketing	$89,750
Charlie S. Mitchelson, Vice President and Managing Director, Europe	$18,500
Jeffrey K. Nickoloff, Vice President-Corporate Manufacturing	$124,000
Anthony F. Spinelli, Vice President-OEM Products	$140,000

The incentive payments of the executives named above, except Mr. Kern, Mr. Spinelli and Mr. Mitchelson, were made under an executive incentive plan for the fiscal year ended January 31, 2005, under which the executives were eligible to receive a specified percentage (depending on position) of pre-tax income before non-recurring income or expense items, incentive payments and certain other expenses (“IBT”) if IBT exceeded $17 million.  The percentage of IBT each executive was entitled to receive increased if IBT exceeded $22 million, and increased again if IBT exceeded $28 million.  Annual incentive payments were limited to a maximum of 100% to 150% of each executive’s base salary depending on their position.  IBT for fiscal 2005 was $45.3 million, resulting in incentive payments to these executive officers equal to 100% of the maximum amount they could have received.  Mr. Kern, Mr. Mitchelson and Mr. Spinelli’s incentive payments were based on pretax operating income or sales levels of the business unit for which they are responsible.  Mr. Spinelli’s payments also included a portion based on the IBT of Cascade as a whole.

•      The Board of Directors approved an executive incentive plan for the fiscal year ending January 31, 2006.  A copy of the plan is attached to this report as Exhibit 10.1.  Under the plan, which is structured to encourage the building of shareholder value by maximizing Cascade’s pretax income, certain executives, including the CEO, are eligible to receive a specified percentage (depending on position) of pre-tax income before non-recurring income or expense items, incentive payments and certain other expenses (“IBT”) if IBT exceeds $28 million.  The percentage of IBT each executive is entitled to receive increases if IBT exceeds $36 million, and increases again if IBT exceeds $45 million.  Annual incentive payments are limited to a maximum of 100% to 150% of each executive’s base salary depending on their position.

Item 2.02.  Results of Operations and Financial Condition.

On April 14, 2005, Cascade issued a press release announcing results for its fourth fiscal quarter and fiscal year ended January 31, 2005, and held a conference call regarding the results.  The press release is included as Exhibit 99.1 and the transcript is included as Exhibit 99.2 to this Form 8-K.  This discussion, as well as the press release and the transcript, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.  The following exhibits are included with this report:

10.1  Cascade Corporation Executive Incentive Plan FY 2006.

99.1  Press release issued on April 14, 2005.

99.2  Transcript of conference call held on April 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ JOSEPH G. POINTER
Joseph G. Pointer Secretary

Dated: April 18, 2005